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                                                                      EXHIBIT 5




                                February 21, 1996




PG&E Parent Co., Inc.
77 Beale Street
San Francisco, CA 94105

Re:  Issuance of Common Stock in Connection with the
     Formation of a Holding Company Structure for PG&E

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement"), in the form being filed by PG&E Parent Co., Inc., a California corporation ("ParentCo") with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Act") of up to 430,000,000 shares of common stock of ParentCo in connection with a merger which will cause ParentCo to become the holding company of Pacific Gas and Electric Company, a California corporation.

      We examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. Based on such examination, we are of the opinion that when the issuance of the shares of ParentCo common stock has been duly authorized by appropriate corporate action and by appropriate action of the California Public Utilities Commission and the shares of ParentCo common stock have been issued in accordance with the terms of the Registration Statement, including the Agreement of Merger constituting Exhibit A to the Proxy Statement and Prospectus contained in the Registration Statement, the shares of ParentCo common stock will be validly issued, fully paid and nonassessable.

      We express no opinion as to matters of law in jurisdictions other than the State of California and the federal law of the United States.

      We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and in any amendment thereto. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                            Very truly yours,

                                            /s/ Orrick, Herrington & Sutcliffe

                                            ORRICK, HERRINGTON & SUTCLIFFE